UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Sunesis Pharmaceuticals, Inc. was held on June 3, 2011. Proxies for the Annual Meeting were solicited by our Board of Directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 46,027,474 shares of common stock entitled to vote at the Annual Meeting. A total of 37,499,610 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Matthew K. Fust, David C. Stump, M.D. and Daniel N. Swisher, Jr. were elected as directors to hold office until the 2014 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Matthew K. Fust	22,105,858	3,169,089	12,224,663
David C. Stump, M.D.	22,248,634	3,026,313	12,224,663
Daniel N. Swisher, Jr.	25,115,471	159,476	12,224,663

In addition to the directors elected above, Edward Hurwitz, Helen S. Kim and Dayton Misfeldt will continue to serve as directors until the 2012 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal. James W. Young, Ph.D. and Homer L. Pearce, Ph.D. will continue to serve as directors until the 2013 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011 was ratified by the following vote:

For	Against	Abstain
37,141,308	85,605	272,697

Proposal No. 3

Our 2011 Equity Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
24,252,501	951,789	70,657	12,224,663

Proposal No. 4

Our 2011 Employee Stock Purchase Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
24,406,687	802,523	65,737	12,224,663

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.
Dated: June 6, 2011
	By:	/s/ Daniel N. Swisher, Jr.
Daniel N. Swisher, Jr.
President and Chief Executive Officer